F E L D H A M M E R
                          F I S H M A N

               C  0 M P T A B L E S     A G R E E S
            C H A R T E R E D   A C C 0 U N T A N T S


To the Directors of Ameri-Can Railway Systems Incorporated,



We hereby consent to the filing of our Report of Independent Auditors along with the related Financial Statements or copies therof, as an exhibit to the Registration Statement and the statement made regarding our firm under the caption "Auditors' Report" in the Registration Statement of Ameri-Can Railway Systems Incorporated.

                                           /s/ Feldhammer Fishman


                      Feldhammer Fishman S.E.N.C.
      5050 De Sorel, Suite 110, Montreal, Quebec, Canada H4P 1G5
  Tel. (514) 735-5375  Fax: (514) 738-8137  Internet: ffgroup@citenet.net